UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2005

SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-32499	23-2872718
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA 17055
(Address of principal executive offices) (Zip Code)
(717) 972-1100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE
EXHIBIT INDEX
AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN
2005 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

Item 1.01      Entry into a Material Definitive Agreement
As previously disclosed, Select Medical Holdings Corporation (“Holdings”), the parent of Select Medical Corporation (the Company”) has adopted the 2005 Stock Option and Restricted Stock Plan (the “Plan”). In its Form 8-K filed August 16, 2005, the Company disclosed that the compensation committee of the Board of Directors of Holdings had allocated 25% of the options available for grant under the Plan to Rocco A. Ortenzio, and 35% of the options available for grant under the Plan to Robert A. Ortenzio. On November 8, 2005, Rocco A. Ortenzio and Robert A. Ortenzio agreed to relinquish that allocation, which amounted to approximately 19.8 million options to purchase Holdings’ common stock in the aggregate.
At a meeting of its Board of Directors on November 8, 2005, Holdings amended and restated the Plan to provide that the total number of shares of common stock available under the Plan for the grant of stock options is 22,724,598 shares in the aggregate, plus an additional amount calculated from time to time equal to 10% of Holdings’ total issued and outstanding shares of common stock in excess of 227,245,979; provided that not more than 25,000,000 shares are available for grant of incentive stock options under the Plan. The number of shares of stock available under the Plan for grants of restricted stock has been increased to 52,589,075 shares in the aggregate.
Pursuant to the amended and restated Plan, on November 8, 2005 Holdings awarded to Rocco A. Ortenzio and Robert A. Ortenzio restricted stock awards in the amount of 3,750,000 and 5,250,000 shares of Holdings’ common stock, respectively. The restricted stock award granted to Rocco A. Ortenzio is not subject to vesting, and the restricted stock award granted to Robert A. Ortenzio is subject to ratable monthly vesting over a three-year period from the date of grant. A copy of the amended and restated Plan is attached as Exhibit 10.1 to this report.
On November 8, 2005, the Board of Directors of Holdings formally approved the previously authorized stock option plan for non-employee directors, under which Holdings can issue options to purchase up to 250,000 shares of Holdings’ common stock (the “Director Plan”). A copy of the Director Plan is attached as Exhibit 10.2 to this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL CORPORATION
Date: November 14, 2005	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Amended and Restated Select Medical Holdings Corporation 2005 Equity Incentive Plan

10.2	Select Medical Holdings Corporation 2005 Equity Incentive Plan for Non-Employee Directors